EXHIBIT 32.2
CENTERPLATE, INC.
CERTIFICATION PURSUANT TO 18 U.S.C.SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Quarterly Report of Centerplate, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin F. McNamara, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. sec. 1350 as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents in all material respects the financial condition and result of operations of the Company.

/s/ Kevin F. McNamara Kevin F. McNamara
Chief Financial Officer
Date: November 10, 2008